Exhibit 10.1

2000 STOCK INCENTIVE PLAN

June 21, 2007

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Page
(c) Regulatory Requirements	14

SECTION 13. WITHHOLDING TAXES	14

(a) General	14

(b) Share Withholding	14

SECTION 14. DURATION AND AMENDMENTS	15

(a) Term of the Plan	15

(b) Right to Amend or Terminate the Plan	15

SECTION 15. EXECUTION	15

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AMENDED AND RESTATED

NOVATEL WIRELESS, INC.

2000 STOCK INCENTIVE PLAN

SECTION 1. INTRODUCTION.

The Company’s Board of Directors adopted the Novatel Wireless, Inc. 2000 Stock Incentive Plan on July 24, 2000 (the “Adoption Date”), and the Company’s stockholders approved the Plan on September 13, 2000. The Plan is effective on the date of our initial public offering and as amended and restated to date.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Stock, Stock Units, Stock Appreciation Rights and Options (which may be Incentive Stock Options or Nonstatutory Stock Options).

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or the applicable Stock Option Agreement, SAR Agreement, Stock Unit Agreement or Restricted Stock Agreement.

SECTION 2. DEFINITIONS.

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” means any award of an Option, SAR, Stock Unit or Restricted Stock under the Plan.

(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Change In Control” except as may otherwise be provided in a Stock Option Agreement, SAR Agreement, Stock Unit Agreement or Restricted Stock Agreement, means the occurrence of any of the following:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board, as a result of which fewer that one-half of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

(iv) Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (iii), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(A) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company;

(B) A corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; and

(C) The Company; or

(v) A complete liquidation or dissolution of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

(g) “Common Stock” means the Company’s common stock.

(h) “Company” means Novatel Wireless, Inc., a Delaware corporation.

(i) “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or Director or Non-Employee Director.

(j) “Director” means a member of the Board who is also an Employee.

(k) “Disability” means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(l) “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.

(o) “Fair Market Value” means the market price of Shares, determined by the Committee as follows:

(i) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the last trading price reported by the applicable composite transactions report for such date;

(ii) If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last trading price quoted by the NASDAQ system for such date;

(iii) If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(p) “Grant” means any grant of an Award under the Plan.

(q) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code section 422(b).

(r) “Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(s) “Non-Employee Director” means a member of the Board who is not an Employee.

(t) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(u) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(v) “Optionee” means an individual, estate or other entity that holds an Option.

(w) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(x) “Participant” means an individual or estate or other entity that holds an Award.

(y) “Plan” means this Novatel Wireless, Inc. 2000 Stock Incentive Plan as it may be amended from time to time.

(z) “Restricted Stock” means a Share awarded under the Plan.

(aa) “Restricted Stock Agreement” means the agreement described in Section 8 evidencing each Award of Restricted Stock.

(bb) “SAR Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Appreciation Right.

(cc) “Securities Act” means the Securities Act of 1933, as amended.

(dd) “Service” means service as an Employee, Director, Non-Employee Director or Consultant.

(ee) “Share” means one share of Common Stock.

(ff) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(gg) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Grant of an Option.

(hh) “Stock Unit” means a bookkeeping entry representing the equivalent of a Share, as awarded under the Plan.

(ii) “Stock Unit Agreement” means the agreement described in Section 8 evidencing each Award of Stock Units.

(jj) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(kk) “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been approved, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

With respect to officers or directors subject to Section 16 of the Exchange Act, the Committee shall consist of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Awards granted to persons who are officers or directors of the Company under Section 16 of the Exchange Act. Notwithstanding the previous sentence, failure of the Committee to satisfy the requirements of Rule 16b-3 shall not invalidate any Awards granted by such Committee.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

Either the Board or the Committee shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i)	selecting Key Employees who are to receive Awards under the Plan;

(ii)	determining the type, number, vesting requirements and other features and conditions of such Awards;

(iii)	interpreting the Plan; and

(iv)	making all other decisions relating to the operation of the Plan.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. Each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Unit Agreement or Restricted Stock Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. ELIGIBILITY.

(a) General Rules. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee.

(b) Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

(c) Non-Employee Director Options. Non-Employee Directors shall also be eligible to receive Options as described in this Section 4(c) from and after the date the Board has determined to implement this provision.

(i) Each eligible Non-Employee Director shall be granted, upon joining the Board, an NSO to purchase up to 85,000 Shares (subject to adjustment under Section 10)

as a result of his or her election or appointment as a Non-Employee Director. All Options granted pursuant to this Section 4 shall vest and become exercisable provided the individual is serving as a director of the Company as of the vesting date as follows: 20% of the Options shall vest on the six-month anniversary of grant, and the balance of such options shall vest in 30 equal monthly installments thereafter commencing on the date seven months after the date of grant. Notwithstanding the foregoing, the Board or the Committee shall be permitted to make such other grants hereunder, from time to time, to Non-Employee Directors and to determine the vesting schedule or schedules thereto as it determines in its reasonable good faith discretion and as set forth in a duly adopted resolution thereof.

(ii) All NSOs granted to Non-Employee Directors under this Section 4(c) shall become exercisable in full in the event of Change in Control with respect to the Company.

(iii) The Exercise Price under all NSOs granted to a Non-Employee Director under this Section 4(c) shall be equal to one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, payable in one of the forms described in Section 7.

(iv) All NSOs granted to a Non-Employee Director under this Section 4(c) shall terminate on the earlier of:

(1) The 10th anniversary of the date of grant; or

(2) The date ninety (90) days after the termination of such Non-Employee Director’s service for any reason.

SECTION 5. SHARES SUBJECT TO PLAN.

(a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 11,322,743.

(b) Additional Shares. If Awards are forfeited or terminate for any other reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan.

(c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards whether or not such dividend equivalents are converted into Stock Units.

(d) Limits on Options and SARs. No Key Employee shall receive Options to purchase Shares and/or SARs during any fiscal year covering in excess of 1,000,000 Shares, or 2,000,000 Shares in the first fiscal year of a Key Employee’s employment with Company.

(e) Limits on Restricted Stock and Stock Units. No Key Employee shall receive Award(s) of Restricted Stock and/or Stock Units during any fiscal year covering in excess of 500,000 Shares, or 1,000,000 Shares in the first fiscal year of a Key Employee’s employment with Company.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. To the extent required by applicable law the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders) of a Share on the date of Grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of Grant. An ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company’s right of repurchase over any Shares acquired under the unvested portion of the Option (an “early exercise”), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may amend, modify or extend outstanding options under the Plan. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option. Notwithstanding any provision in the Plan to the contrary, absent the prior approval of the majority of shares of common stock of the Company, no Option may be modified to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Section 10 of the Plan, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

(f) Transferability of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(g) No Rights as Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Common Stock covered by an Option until such person becomes entitled to receive such Common Stock by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(h) Restrictions on Transfer. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.

SECTION 7. PAYMENT FOR OPTION SHARES.

(a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

(i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii) In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

(b) Surrender of Stock. To the extent that this Section 7(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) Promissory Note. To the extent that this Section 7(c) is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note.

(d) Other Forms of Payment. To the extent that this Section 7(d) is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 8. TERMS AND CONDITIONS FOR AWARDS OF RESTRICTED STOCK AND STOCK UNITS.

(a) Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of Restricted Stock in the form of Stock Units, or in any combination of both. Restricted Stock or Stock Units may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted Stock or Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

(b) Agreements. Each Award of Restricted Stock or Stock Units under the Plan shall be evidenced by a Restricted Stock Agreement or Stock Unit Agreement between the Participant and the Company. Such Awards shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Agreement. The provisions of the various Agreements entered into under the Plan need not be identical.

(c) Payment for Restricted Stock or Stock Unit Awards. Restricted Stock or Stock Units may be issued with or without cash consideration under the Plan.

(d) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.

(e) Vesting Conditions. Each Award of Restricted Stock or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the applicable Agreement. An Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events.

(f) Assignment or Transfer of Restricted Stock or Stock Units. Except as provided in Section 13, or in a Restricted Stock Agreement or Stock Unit Agreement, or as required by applicable law, a Restricted Stock or Stock Unit Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(f) shall be void. However, this Section 8(f) shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Stock or Stock Unit Awards in the event of the Participant’s death, nor shall it preclude a transfer of Restricted Stock or Stock Unit Awards by will or by the laws of descent and distribution.

(g) Death of Stock Units Recipient. Any Stock Unit Award that becomes payable after the Award recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the recipient, then any Stock Unit Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(h) Trusts. Neither this Section 8 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Stock to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant’s death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Restricted Stock Agreement, as if such trustee were a party to such Agreement.

(i) Voting and Dividend Rights. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Stock shall not reduce the number of Shares available under Section 5.

(j) Stock Unit Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(k) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 10.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may also be awarded in combination with Options, Restricted Stock or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Stock or Stock Units are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may amend, modify or extend outstanding SARs under the Plan. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder thereof, alter or impair his or her rights or obligations under such SAR. Notwithstanding any provision in the Plan to the contrary, absent the prior approval of the majority of shares of common stock of the Company, no SAR may be amended to reduce the per share exercise price of the shares subject to such SAR below the per share exercise price as of the date the SAR is granted and, except as permitted by Section 10 of the Plan, no SAR may be granted in exchange for, or in connection with, the cancellation or surrender of a SAR having a higher per share exercise price.

SECTION 10. PROTECTION AGAINST DILUTION.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its reasonable discretion, deems appropriate in order to prevent the dilution or enlargement of rights hereunder in one or more of:

(i) the number of Shares available for future Awards and the per person Share limits under Section 5;

(ii) the number of Shares covered by each outstanding Award; or

(iii) the Exercise Price under each outstanding SAR or Option.

(b) Participant Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 11. EFFECT OF A CHANGE IN CONTROL.

(a) Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration.

(b) Acceleration. The Committee may determine, at the time of granting an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Change in Control occurs with respect to the Company.

SECTION 12. LIMITATIONS ON RIGHTS.

(a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b) Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 10.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 13. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

SECTION 14. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s stockholders. No Options or SARs shall be exercisable until such stockholder approval is obtained. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Awards made shall be null and void and no additional Awards shall be made. The Plan shall terminate on the date that is ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to Section 14(b).

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

SECTION 15. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

NOVATEL WIRELESS, INC.

By	/s/ PETER V. LEPARULO
Title	Executive Chairman